UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

Trio Petroleum Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Business Park, Suite 115

Bakersfield, CA 93309

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 11, 2023, Trio Petroleum Corp. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Issuance of Shares Proposal (as defined below) was approved.

As of October 13, 2023 (the “Record Date”), there were 29,496,492 shares of Common Stock (the “Common Stock”), of the Company issued and outstanding and entitled to vote at the Special Meeting. At the Special Meeting, a total of 16,157,561 shares of Common Stock, representing approximately 54.78% of the issued and outstanding shares of the Common Stock, were present in person or by proxy, constituting a quorum for the Special Meeting.

At the Special Meeting, the following proposals were made for the Company’s stockholders’ consideration:

(1) The Issuance of Shares Proposal – a proposal to approve the issuance of shares of the Company’s common stock, par value $0.0001 per share, representing more than 20% of Common Stock outstanding upon the conversion of certain notes issued, or to be issued (the “Convertible Notes”), and upon the exercise of certain warrants issued, or to be issued (the “Warrants”), by the Company, in each case, pursuant to a securities purchase agreement (the “Securities Purchase Agreement”), dated as of October 4, 2023, by and between the Company and a certain institutional investor (the “Investor”), in connection with a private placement in accordance with NYSE American Rule 713(a)(ii). The following is a tabulation of the votes with respect to the Issuance of Shares Proposal, which was approved by the Company’s stockholders:

For	Against	Abstain
16,057,374	85,119	15,068

(2) The Adjournment of Meeting Proposal – a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Issuance of Shares Proposal.

The Adjournment of Meeting Proposal was not acted upon at the Special Meeting because a quorum was present, in person or by proxy, and the Issuance of Shares Proposal had received a sufficient number of votes for approval.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio Petroleum Corp.

Date: December 12, 2023	By:	/s/ Michael L. Peterson
	Name:	Michael L. Peterson
	Title:	Chief Executive Officer

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